Exhibit 10.5

[Blackstone Letterhead]

October 24, 2016

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Park Hotels & Resorts Inc.

1600 Tysons Boulevard, Suite 1000

McLean, Virginia 22102

Ladies and Gentlemen:

On the date of this letter, the undersigned (the “Blackstone Sellers”), certain affiliates thereof and HNA Tourism Group Company Limited, a company formed under the laws of and incorporated in the People’s Republic of China (“HNA Tourism”), are entering into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with respect to the sale by the Blackstone Sellers, on a pro rata basis, of 247,500,000 shares of common stock (“HLT Common Stock”) of Hilton Worldwide Holdings Inc. (“Hilton”) to HNA Tourism, subject to adjustment as described therein.

The Blackstone Sellers understand that Hilton has determined to separate Hilton into three separate, publicly traded companies. The Blackstone Sellers further understand that, among other steps, to effect such separation:

(a)	Hilton intends to distribute (the “Park Distribution”) 100% of the shares of common stock (the “Park Common Stock”) of Park Hotels & Resorts Inc. (“Park”) to the shareholders of Hilton pursuant to a registration statement on Form 10, including the information statement, as amended or supplemented, of Park, filed with the Securities and Exchange Commission on June 2, 2016, as amended, under the Securities Exchange Act of 1934, as amended, and the exhibits included as part of that registration statement; and

(b)	Hilton intends to distribute (the “HGV Distribution”) 100% of the shares of common stock (the “HGV Common Stock”) of Hilton Grand Vacations Inc. (“HGV”) to the shareholders of Hilton pursuant to a registration statement on Form 10, including the information statement, as amended or supplemented, of HGV, filed with the Securities and Exchange Commission on June 2, 2016, as amended, under the Securities Exchange Act of 1934, as amended, and the exhibits included as part of that registration statement.

Hilton Worldwide Holdings Inc.

Park Hotels & Resorts Inc.

October 24, 2016

The Blackstone Sellers understand that Hilton intends that the Park Distribution and the HGV Distribution (collectively, the “Distributions”) will each be effective at 6:01 p.m., New York time, on the date of the Distributions (the “Distribution Effective Time”). Effective the day following the Distributions, the Blackstone Sellers further understand that Park intends to elect to qualify as a real estate investment trust (a “REIT”) under the United States Internal Revenue Code of 1986, as amended (the “Code”).

The closing of the transactions contemplated by the Stock Purchase Agreement (the “SPA Closing”) may occur before or after the Distribution Effective Time. In either event, and unless the Distributions have been abandoned by Hilton, following the SPA Closing and Distributions, it is anticipated that HNA Tourism will own an equivalent percentage of the number of outstanding shares of HLT Common Stock, Park Common Stock and HGV Common Stock.

The Blackstone Sellers understand that, simultaneous with the execution of the Stock Purchase Agreement, each of Hilton, Park and HGV is entering into a separate Stockholders Agreement and Registration Rights Agreement with HNA Tourism providing for certain rights and obligations of the parties, including with respect to corporate governance, voting, stock transfers and registration of shares of HLT Common Stock, Park Common Stock and HGV Common Stock acquired by HNA Tourism pursuant to the Stock Purchase Agreement and the Distributions.

The Blackstone Sellers understand that, subject to certain exceptions, all of the hotels owned by Park will be leased to taxable REIT subsidiaries of Park (or subsidiaries thereof), and those taxable REIT subsidiaries (or subsidiaries thereof) will engage Hilton (or subsidiaries thereof) to manage those hotels. For the rents paid by the taxable REIT subsidiaries to Park to qualify as “rents from real property” under Section 856(d)(8)(B) of the Code, Hilton must qualify as an “eligible independent contractor,” within the meaning of Section 856(d)(9)(A) of the Code.

The Blackstone Sellers understand that, for Hilton to be an eligible independent contractor with respect to Park, the following stock ownership requirements must be satisfied:

(a)	Hilton must not own, directly or indirectly (taking into account certain constructive ownership rules set forth in the Code and related regulations), more than 35% of the shares of Park; and

(b)	Not more than 35% of the total combined voting power of the Hilton stock (or 35% of the total shares of all classes of Hilton stock) can be owned, directly or indirectly, by one or more persons owning 35% or more of the shares of Park (taking into account certain constructive ownership rules set forth in the Code and related regulations).

The Blackstone Sellers understand that Hilton and Park only have common stock outstanding. The Blackstone Sellers further understand that, since both the HLT Common Stock and, following the Distributions, the Park Common Stock will be regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of the HLT

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Common Stock and more than 5% of the Park Common Stock are taken into account as owning any of such stock for purposes of applying the 35% limitation set forth in subparagraph (b) above (but all of such stock is considered outstanding in order to compute the denominator for purposes of determining the applicable percentage of ownership).

The Blackstone Sellers acknowledge that none of Hilton, Park or HGV would enter into the respective Stockholders Agreement or Registration Rights Agreement, or take other actions contemplated by the Stock Purchase Agreement, if it adversely affected the desirability (including the expected tax attributes) or timing of the Distributions, including the qualification of Hilton or its subsidiaries as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, the qualification of rents paid by the taxable REIT subsidiaries to Park as “rents from real property” under Section 856(d)(8)(B) of the Code, or the ability of Park to qualify as a REIT under the Code. The Blackstone Sellers also acknowledge that for Hilton to qualify as an eligible independent contractor, for rents paid by the taxable REIT subsidiaries of Park to qualify as rents from real property and for Park to qualify as a REIT under the Code effective the day following the Distributions, (i) the Blackstone Restructuring Steps (as defined in the waiver letter attached hereto as Exhibit A from the Blackstone Entities (as defined in the Waiver Letter) to Hilton and Park, dated as the of the date hereof (the “Waiver Letter”)) must occur prior to 11:59 pm on the date of the Distribution and (ii) (x) if the Distribution occurs after the satisfaction of certain closing conditions related to the sale of shares of HLT Common Stock contemplated by the Stock Purchase Agreement occurs, the Blackstone Sellers will be required to sell shares of HLT Common Stock to third parties other than HNA Tourism and its affiliates on or prior to the date of the Distribution and (y) if the Distributions occur before the satisfaction of certain closing conditions related to the sale, the Blackstone Sellers will be required to sell shares of HLT Common Stock and Park Common Stock to third parties other than HNA Tourism and its affiliates prior to the satisfaction of such closing conditions, as well as shares of HGV Common Stock, in each case, in compliance with the stockholders agreement by and among Hilton, HGV and certain Blackstone Entities, to be entered into on or about the date of the Distributions in substantially the form attached hereto as Exhibit B (the “Stockholders Agreement”). In order to assure Hilton and Park that the Blackstone Sellers shall sell such additional shares of HLT Common Stock, Park Common Stock and HGV Common Stock, as applicable, the Blackstone Sellers are entering into this letter agreement.

The Blackstone Sellers hereby, jointly and severally, agree that:

1. All of the Blackstone Restructuring Steps will be completed by 11:59 pm on the date of the Distribution.

2. If the satisfaction of the closing conditions in Section 7.01(b), (c) and (d) to the Stock Purchase Agreement (the “Trigger Date”) occurs prior to the Distribution Effective Time, the Blackstone Sellers will sell or otherwise transfer, on a pro rata basis, on or prior to the date of the Distribution, enough HLT Common Stock (which, as of the date hereof, the parties hereto expect to be equal to approximately 54,000,000 shares of HLT Common Stock) to a sufficiently diverse group of holders so that, as of 11:59 pm on the date of the Distribution, the Blackstone Sellers

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and any other Blackstone Entities (as defined below) and any transferees from such entities, together with HNA Tourism and its affiliates (assuming the consummation of the SPA Closing and that the Purging Distribution (as defined below) has occurred in accordance with the assumptions described below), will not, collectively, be considered to own, directly or indirectly, more than 33.9% of HLT Common Stock and more than 33.9% of the Park Common Stock (taking into account only the Blackstone Sellers and any other Blackstone Entities as well as any transferees from such entities that own, directly or indirectly, more than 5% of HLT Common Stock and Park Common Stock as determined in accordance with the relevant provisions of the Code related to the qualification of Hilton as an eligible independent contractor as described above and in the Waiver Letter).

As used herein, the term “Blackstone Entities” means all of the BX Hilton Holdco Entities, the BX Hilton REIT Holdco Entities, the BX Hilton REIT Upper Tier Holdco Entities, the BX Hilton Funds, the BX Hilton REIT Funds, the BX Hilton Upper Tier Entities, and the Blackstone Funds. The definition of each of these entities is as set forth in the Waiver Letter.

For purposes of this letter agreement, “indirect” ownership includes ownership (i) through an agent or nominee or (ii) pursuant to Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) (as set forth in the Waiver Letter).

3. If the Trigger Date occurs after the Distribution Effective Time, the Blackstone Sellers will sell or otherwise transfer, on a pro rata basis prior to the Trigger Date, enough HLT Common Stock and Park Common Stock, ratably, to a sufficiently diverse group of holders so that, as of the Trigger Date, the Blackstone Sellers and any other Blackstone Entities and any transferees from such entities, together with HNA Tourism and its affiliates (assuming the consummation of the SPA Closing and that the Purging Distribution has occurred, if it has not yet occurred as of the Trigger Date, in accordance with the assumptions described below), will not, collectively, be considered to own, directly or indirectly, more than 33.9% of HLT Common Stock or more than 33.9% of Park Common Stock (taking into account only the Blackstone Sellers and any other Blackstone Entities as well as any transferees from such entities that own, directly or indirectly, more than 5% of HLT Common Stock and Park Common Stock as determined in accordance with the relevant provisions of the Code related to the qualification of Hilton as an eligible independent contractor as described above and in the Waiver Letter), and in effecting such sales will also comply with any related requirements to dispose of shares of HGV Common Stock under the Stockholders Agreement. For the avoidance of doubt, the Blackstone Sellers may comply with the covenant set forth above in this paragraph 3 by selling or otherwise transferring HLT Common Stock prior to the date of the Distributions rather than selling or otherwise transferring Park Common Stock directly following the Distributions.

4. The Blackstone Sellers understand that it is contemplated that in connection with the Distributions, Park will make a distribution to its shareholders of approximately $800 million, payable in no less than 20% cash with the remaining in stock, with the shareholders having the right to elect either cash or stock and with the distribution prorated to the extent that the cash or stock elected by all shareholders exceeds the amount of such form of consideration available in

Hilton Worldwide Holdings Inc.

Park Hotels & Resorts Inc.

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the distribution, in order to satisfy the requirement that, at the end of its first taxable year as a REIT, Park have no earnings and profits accumulated in a non-REIT year (the “Purging Distribution”). The Blackstone Sellers will elect to receive all cash in the Purging Distribution.

For purposes of applying the undertakings in paragraph 2 above, it will be assumed as follows with respect to the Purging Distribution: (i) the SPA Closing will occur prior to the record date for the Purging Distribution and HNA Tourism and its affiliates elect to receive and will in fact only receive, stock of Park in the Purging Distribution, (ii) all other Park stockholders, including all Blackstone Sellers and any other Blackstone Entities and other persons or entities whose ownership of Park Common Stock would be attributed to the Blackstone Entities, will receive stock and cash in the 80/20 proportion, adjusted to take into account stock that would be received by HNA Tourism and its affiliates in clause (i), (iii) the amount of the Purging Distribution will be $800 million, and (iv) the aggregate equity value of Park at the time of the Purging Distribution is $5.7 billion.

For purposes of applying the undertakings in paragraph 3 above, it will be assumed as follows with respect to the Purging Distribution if it has not yet occurred as of the Trigger Date: (i) if the record date for the Purging Distribution has occurred as of the Trigger Date, all Park stockholders, including all Blackstone Sellers and any other Blackstone Entities and other persons or entities whose ownership of Park Common Stock would be attributed to the Blackstone Entities, will receive stock and cash in the proportion to be paid by Park in the Distribution as declared by Park prior to the record date, and (ii) if the record date for the Purging Distribution has not occurred as of the Trigger Date, the assumptions set forth in the preceding paragraph shall apply, adjusted as appropriate if the Purging Distribution has been declared prior to the Trigger Date.

If the Trigger Date occurs after the Distribution Effective Time and the Blackstone Sellers have not sold or otherwise transferred a sufficient amount of HLT Common Stock to satisfy the requirements of paragraph 3 above as of the Distribution Effective Time, each of Hilton and Park hereby agree that it shall not, at any time on or prior to the earlier of (i) the date on which the Blackstone Sellers have sold or otherwise transferred sufficient amounts of HLT Common Stock and Park Common Stock to comply with the requirements of paragraph 3 above or (ii) the Trigger Date, redeem or repurchase any of its stock.

This letter agreement shall automatically terminate upon the earlier to occur of: (i) the public announcement by Hilton of the abandonment of the Distributions or (ii) the termination of the Stock Purchase Agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof. In any judicial proceeding involving any dispute, controversy or claim between the parties arising out of or relating to this letter agreement, each of the parties, by execution and delivery of this letter agreement, unconditionally accepts and consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of

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Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), including but not limited to the in personam and subject matter jurisdiction of those courts, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this letter agreement. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.

Each of the Blackstone Sellers, on the one hand, and Hilton and Park, on the other hand, acknowledge and agree that in the event of any breach of any of their respective obligations under this letter agreement, the other parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agree that each party, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of the other parties’ obligations under this letter agreement without the posting of bond.

If a Blackstone Sellers transfers HLT Common Stock, Park Common Stock or HGV Common Stock to one or more of their affiliates, such Blackstone Seller shall cause each such affiliate to execute a joinder to this letter agreement immediately upon receipt of such shares and such affiliate shall become a “Blackstone Seller” for purposes of this letter agreement.

This letter agreement may be amended, supplemented or otherwise modified and the observance of any term hereof may be waived only by a written instrument executed by each party hereto. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this letter agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

This letter agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

[Remainder of Page Intentionally Left Blank]

Sincerely,

HLT Holdco II LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT Holdco III LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT BREH VI Holdco LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT BREP VI.TE.2 Holdco LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT BREH Intl II Holdco LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

[Signature Page to EIK Side Letter]

HLT A23 BREH VI Holdco LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

HLT A23 Holdco LLC

By:	/s/ Tyler S. Henritze
Name:	Tyler S. Henritze
Title:	Vice President, Secretary and Senior Managing Director

[Signature Page to EIK Side Letter]

Acknowledged and Agreed:

Hilton Worldwide Holdings Inc.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Chief Financial Officer

Park Hotels & Resorts Inc.

By:	/s/ Sean Dell’Orto
Name:	Sean Dell’Orto
Title:	Senior Vice President

[Signature Page to EIK Side Letter]